Exhibit 1



                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                              FINANCIAL STATEMENTS
                                      AND
                             SUPPLEMENTAL SCHEDULE

                 For the Years Ended December 31, 2004 and 2003

                                      with
             Report of Independent Registered Public Accounting Firm

                          ATLANTIC AMERICAN CORPORATION
                             401(k) RETIREMENT PLAN

                                TABLE OF CONTENTS

                                December 31, 2004

--------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm........................1

Statements of Net Assets Available for Benefits................................2

Statement of Changes in Net Assets Available for Benefits......................3

Notes to Financial Statements..................................................4

Supplemental Schedule:

     Schedule H, Line 4i:  Schedule of Assets (Held at End of Year)...........11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     To the Plan Administrator and Plan Participants of Atlantic American Corporation 401(k) Retirement Savings Plan:

     We have audited the accompanying statements of net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information listed in the index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information is the responsibility of the Plan's management. The supplemental information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
                                             GIFFORD, HILLEGASS & INGWERSEN, LLP

     May 18, 2005
     Atlanta, Georgia

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                 For the Years Ended December 31, 2004 and 2003

--------------------------------------------------------------------------------




                                                 2004                2003
                                          ------------------  ------------------

Investments, at fair value

   Common/Collective Trusts               $      1,652,256  $        1,955,676

   Employer Securities                           1,337,690           1,403,767

   Registered Investment Companies               7,121,381           5,088,693

   Participant Loans                               127,105              76,868

Employer Contributions Receivable                        -              25,063
                                          ------------------  ------------------


     NET ASSETS AVAILABLE
         FOR PLAN BENEFITS                $      10,238,432  $        8,550,067
                                          ==================  ==================






              The accompanying notes are an integral part of these
                             financial statements.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      For the Year Ended December 31, 2004

--------------------------------------------------------------------------------





Additions to Net Assets
         Contributions:
         Participants                                          $         750,405
         Company                                                         241,180
         Rollover                                                         77,102
                                                               -----------------

              TOTAL CONTRIBUTIONS                                      1,068,687

     Interest and dividend income                                        260,552

     Net appreciation in fair market value of investments                592,521
                                                               -----------------

              TOTAL ADDITIONS TO NET ASSETS                            1,921,760

Deductions from Net Assets
     Benefit payments to participants                                    226,954
     Fees                                                                  6,441
                                                               -----------------

              TOTAL DEDUCTIONS                                           233,395
                                                               -----------------

              NET INCREASE                                             1,688,365


Net Assets Available for Benefits at Beginning of Year                 8,550,067
                                                               -----------------

Net Assets Available for Benefits at End of Year               $      10,238,432
                                                               =================





              The accompanying notes are an integral part of these
                             financial statements.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------


NOTE 1--DESCRIPTION OF THE PLAN

The following description of the Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") provides only general information. Participating members ("Participants") should refer to the Plan document for a more complete description of the Plan's provisions. Information with regard to eligibility, contributions, distributions, vesting, withdrawals, restoration, loans, fund redistribution, and definitions of all terms are contained in that document.

General: The Plan is a defined contribution plan available to all U.S. employees of Atlantic American Corporation (the "Company"). All employees of the Company, except collective bargaining employees, nonresident aliens, and leased employees are eligible to participate on the first day of the upcoming calendar quarter in which the individual became an employee of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

Plan Administration: AMVESCAP National Trust Company (the "Trustee") is the Trustee of the Plan and has custodial responsibility for the Plan's assets, except for company stock that is held by State Street Bank and Trust Company, including the authority and power to, among other things, invest the principal and income of the Plan's assets. Subsequent to year end, Merrill Lynch announced plans to purchase AMVESCAP Retirement, Inc., administrator of the Plan. The transaction is pending based on customary conditions and regulatory approvals.

Contributions: Participants may elect to contribute in 1% increments up to 25% of their annual compensation, as defined by the Plan, subject to certain limitations under the Internal Revenue Code (the "Code"), into any of the investment funds offered by the Plan. A participant may change his or her deferral percentage at any time. Participants may also contribute amounts representing distributions from other qualified benefit plans. These contributions are classified as rollover contributions in the statement of changes in net assets available for plan benefits for the year ended December 31, 2004. The Company provides a matching contribution equal to a certain percentage of the participant's contributions. For the year ended December 31, 2004, the Company's matching contribution equaled 50% of the first 6% of each participant's tax deferred contribution. All Company matching contributions are in Company common stock. A participant can elect to transfer the Company contributions into another investment fund only after the participant is fully vested in the Company matching contributions. The Company may also elect to make additional matching and profit sharing contributions.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------


NOTE 1--DESCRIPTION OF THE PLAN--Continued

Vesting: Participants are always fully vested in their own contributions. Each participant becomes vested in the company contributions based on years of continuous service. The vesting percentage for the Company matching contributions are as follows:


Years of service:
         Less than one                              0%
         One                                       20%
         Two                                       40%
         Three                                     60%
         Four                                      80%
         Five                                     100%


In addition, participants become fully vested upon retirement, death, or disability.

Benefits: Upon termination of service due to death, disability, retirement, or separation from service, a participant or his or her beneficiary with a vested balance greater than $5,000 may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The form of payment, selected by the participant or his or her beneficiary, is either a lump-sum distribution, an annuity to be paid in monthly installments over a fixed number of years, or a direct rollover into a qualified retirement plan or individual retirement account. Terminated participants with a vested balance less than $5,000 will be distributed after termination. As of December 31, 2004 deferred vested benefits to separated participants totaled $267,931.

Participant Accounts: Individual accounts are maintained for each of the Plan's participants and reflect the participant's contributions, employer contributions, and the participant's share of the Plan's investment income
(loss). Allocations of income (loss) are based on the proportion that each participant's account balance bears to the total of all participant account balances and their investment elections.

Investment Options: Participants may direct their contributions and any related earnings into several investment options in 1% increments. Participants may change their investment elections at any time. The participants in the Plan can invest in any of the following investment options:

Atlantic American Corporation Common Stock Fund - Common stock of the Company with moderate cash and/or cash equivalent holdings for liquidity purposes.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------



NOTE 1--DESCRIPTION OF THE PLAN--Continued

     INVESCO Core Fixed Income Trust - Collective trust that seeks current income, with a secondary objective of capital appreciation.

     Fidelity  Puritan  -  Registered   investment  company  that  seeks  income
     consistent with preservation of capital and invests in securities such as common stocks, preferred stocks, and bonds.

     AIM Basic Value Fund - Registered investment company that invests in under-valued securities, investment-grade nonconvertible debt securities, U.S. government securities, high-quality money market instruments, and foreign securities.

     Janus Twenty Fund - Registered investment company that invests primarily in common stocks selected for long-term growth potential.

     Janus Advisor Worldwide Growth Fund - Registered investment company that invests primarily in common stocks of companies of any size located throughout the world.

     INVESCO 500 Index Trust - Collective trust with objective to provide total investment returns and characteristics that closely replicate those of the S&P 500 composite stock index.

     AIM International Core Equity Fund - Registered investment company that invests primarily in the stocks of larger-capitalization foreign companies with a record of stable earnings or dividends.

     AIM Core Stock Fund - Registered investment company that invests in primarily large-cap stocks that are expected to produce income and consistent, stable returns.

     AIM  Dynamics  Fund  -  Registered   investment  company  that  invests  in
     medium-sized companies.

     AIM Total Return Fund - Registered investment company that invests in a broadly diversified portfolio of stocks and bonds.

     AIM Small Company Growth Fund - Registered investment company that invests in small-sized companies.
                                       6

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------

NOTE 1--DESCRIPTION OF THE PLAN--Continued

     AIM Income Fund - Registered investment company that invests primarily in fixed-rate corporate debt and government obligations.

     AIM Capital Development Fund - Registered investment company that invests in small and mid-cap stocks.

     Janus Mid Cap Value Fund - Registered investment company that invests in mid-sized companies.

     American Washington Mutual Investors Fund - Registered investment company that seeks to provide current income and the opportunity for growth through common stocks.

     American Funds Growth Fund of America - Registered investment company that seeks to provide long-term growth of capital through a diversified portfolio of common stocks.

     Baron Growth Fund - Registered investment company that invests in small-cap growth companies.

     Fidelity Advisor Mid Cap Fund - Registered investment company with objective to seek long-term growth of capital.

     INVESCO Structured Small Cap Equity Trust - Collective trust with goal of long-term capital appreciation.

     American Century Ultra - Registered investment company that may only purchase securities of companies that have operated continuously for three or more years.

     INVESCO Stable Value Trust - Funds are invested in a collective trust that invests in various high quality fixed income investments that will provide stable account values.

Investment securities, in general, are exposed to various risks, including interest rate, credit, and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for plan benefits. Forfeitures: Amounts forfeited from nonvested accounts are used to reduce future employer contributions.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------
NOTE 1-DESCRIPTION OF THE PLAN-Continued

Forfeitures: Amounts forfeited from nonvested accounts are used to reduce future employer contributions. Forfeitures of $33,295 were used in 2004 to reduce employer contributions.

Participant Loans: Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Participants may elect to have their loans disbursed from specific investment funds. Loan terms range from six months to five years or within a reasonable time if used for the purchase of a primary residence. The loans are secured by the vested value of the participants' account balance and bear interest at the prime rate of interest on the date of the loan plus 1%. Principal and interest are paid ratably through payroll deductions.

Administrative Expenses: The Company pays all separately charged administrative expenses of the Plan, including trustee fees. Fees resulting from individual participant transactions, such as loan origination and benefit payments, are paid by the participant and are included in the fee amount on the statement of changes in net assets available for benefits.


NOTE 2-ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported additions and deductions during the reporting period. Actual results could differ from those estimates.

Valuation of Investments: All investments are stated at fair value. Securities traded on national securities exchanges are valued at the closing price on a daily basis. Investments traded in over-the-counter markets and listed securities for which no sale was reported on that date are valued at the last reported bid price. Purchases and sales of securities and mutual funds are reflected on a trade-date basis.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2004

--------------------------------------------------------------------------------


NOTE 2--ACCOUNTING POLICIES--Continued

Net Appreciation (Depreciation): Net realized gains (losses) and unrealized appreciation (depreciation) are recorded in the accompanying statement of changes in net assets available for plan benefits as net appreciation in fair market value of investments.

NOTE 3--INVESTMENTS

The fair market values of individual investments that represent 5% or more of the Plan's net assets as of December 31, 2004 are as follows:



Atlantic American Corporation common stock          $ 1,337,690
INVESCO 500 Index Trust                                 542,234
INVESCO Stable Value Trust                            1,009,608
AIM Core Stock Fund                                     524,585
AIM Dynamics Fund                                       626,963
Baron Growth Fund                                       638,410
Janus Twenty Fund                                       537,371
American Balanced Fund                                  641,479
Fidelity Puritan Fund                                   767,567
Fidelity Advisor Mid Cap Fund                           613,847

Net appreciation in fair market value of investments by major investment type for the year ended December 31, 2004 is as follows:

Common stock - Atlantic American Corporation        $    37,831
Mutual funds                                            554,690
                                                    -----------

                                                    $   592,521
                                                    ===========


NOTE 4--NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets as of December 31, 2004 and the significant components of the change in net assets for the year then ended relating to the Company's common stock (nonparticipant-directed investments) is as follows:

                         ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

--------------------------------------------------------------------------------

NOTE 4--NONPARTICIPANT-DIRECTED INVESTMENTS--Continued

Net Assets:
     Common Stock - Atlantic American Corporation               $   382,117
                                                                ===========

Changes in Net Assets:
     Contributions - employer                                   $   134,900
     Net appreciation in fair value of common stock                  12,918
     Benefits paid to partially vested former
        employees                                                   (14,255)
     Transfers to participant-directed investments                 (212,382)
                                                                -----------
     Total activity                                             $   (78,819)
                                                                ===========



NOTE 5-TAX STATUS

The Internal Revenue Service has determined and informed the Sponsor by letter dated June 3, 2003, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). Accordingly, no provision for income taxes has been made in the accompanying financial statements.

NOTE 6-PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become fully vested in their accounts as of the termination date.

NOTE 7-RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as follows for the year 2004:



Employee contributions per the financial statements           $          750,405
     Add 2003 employee contribution receivable                            25,063
                                                              ------------------
Employee contributions per the Form 5500                      $          775,468
                                                              ==================

                            SUPPLEMENTAL INFORMATION

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN
                                PLAN NUMBER 001
                                   58-1027114

          SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                December 31, 2004
--------------------------------------------------------------------------------




       Identity of Issue, Borrower,              Description of                                                       Current
         Lessor, or Similar Party                  Investment                                     Cost                 Value
     -------------------------------    -------------------------------------------        -----------------     -----------------
*    AMVESCAP National Trust Company    INVESCO 500 Index Trust, 17,475 units                         (a)        $        542,234
                                        INVESCO Structured Small Cap Value Equity Trust, 581 units    (a)                  58,516
                                        INVESCO Core Fixed Income Trust, 1,318 units                  (a)                  41,898
                                        INVESCO Stable Value Trust, 1,009,608 units                   (a)               1,009,608

*    Atlantic American Corporation      Atlantic American Corporation common stock, 412,854 shares  1,039,248           1,337,690

*    AIM Management Group, Inc.         AIM Basic Value Fund, 7,757 units                             (a)                 251,476
                                        AIM Income Fund, 56,360 units                                 (a)                 372,537
                                        AIM Capital Development Fund, 462 units                       (a)                   8,476
                                        AIM International Core Equity Fund, 6,334 units               (a)                  73,414
                                        AIM Core Stock Fund, 48,753 units                             (a)                 524,585
                                        AIM Dynamics Fund, 37,998 units                               (a)                 626,963
                                        AIM Total Return Fund, 14,144 units                           (a)                 346,517
                                        AIM Small Company Growth Fund, 7,573 units                    (a)                  95,187

*    Janus Fund                         Janus Twenty Fund, 11,995 units                               (a)                 537,371
                                        Janus Adviser Worldwide Fund, 3,870 units                     (a)                 106,572
                                        Janus Mid Cap Value Investment Fund, 22,010 units             (a)                 486,198

*    Fidelity                           Fidelity Puritan Fund, 40,505 units                           (a)                 767,567
                                        Fidelity Advisot Mid Cap Fund, 24,340 units                   (a)                 613,847

*    American Century                   American 20th Century Ultra Investor, 7,491 units             (a)                 220,996

*    American Funds                     American Growth Fund of America, 14,189 units                 (a)                 384,534
                                        American Balanced Fund, 35,737 units                          (a)                 641,479
                                        American Washington Mutual Fund, 13,870 units                 (a)                 425,252

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN
                                 PLAN NUMBER 001
                                   58-1027114

    SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS (HELD AT END OF YEAR) - CONTINUED

                                December 31, 2004
--------------------------------------------------------------------------------




*    Baron                              Baron Growth Fund, 14,228 units                               (a)                 638,410

*    Various Plan Participants          Participant loans with varying maturities and interest rates
                                        ranging from 5% to 8.5%                                       -                   127,105
                                                                                                                 -----------------

     TOTAL
                                                                                                                 $     10,238,432
                                                                                                                 =================




* Indicates party in interest

(a) Participant-directed